UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 21, 2016
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EXTERRAN CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	001-36875	47-3282259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4444 Brittmoore Road Houston, Texas 77041
(Address of Principal Executive Offices) (Zip Code)

(281) 836-7000 Registrant’s telephone number, including area code Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

On April 22, 2016, Exterran Corporation (“Exterran” or the “Company”) entered into that certain First Amendment, Consent and Waiver to Amended and Restated Credit Agreement (the “First Amendment”) by and among Exterran Energy Solutions, L.P. (“EESLP”), the Company, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto. The First Amendment waives and modifies certain provisions under the Amended and Restated Credit Agreement, dated as of October 5, 2015 (the “Credit Agreement”), by and among EESLP, as borrower, the Company, as a guarantor, Wells Fargo Bank, National Association, as administrative agent, and various financial institutions as lenders, as a result of the events described under Item 4.02 below related to the Company’s Belleli Energy subsidiary (“Belleli”) and its respective subsidiaries (including, without limitation, the need for the Company to restate its previously issued financial statements as described below).

Under the First Amendment, the lenders waive, among other things, (1) any potential event of default arising under the Credit Agreement as a result of the potential inaccuracy of certain representations and warranties regarding the Company’s prior period financial information and previously delivered compliance certificate for the 2015 fiscal year and (2) any requirement that EESLP or the Company make any representations and warranties as to the Company’s prior period financial statements and other prior period financial information. These waivers terminate on June 30, 2016, unless on or prior to that date, the Company delivers replacement financial information for its 2015 audited financial statements, together with a replacement compliance certificate demonstrating the Company’s compliance for the fiscal year ended December 31, 2015 with the financial covenants set forth in the Credit Agreement.

The First Amendment also extends to no later than June 30, 2016 the deadline by which the Company is required to deliver to the lenders its quarterly report for the fiscal quarter ended March 31, 2016 to be filed with the Securities and Exchange Commission and the related compliance certificate demonstrating compliance with the financial covenants set forth in the Credit Agreement.

The First Amendment also amends the Credit Agreement to, among other things:

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provide that LIBOR loans will bear interest at the adjusted LIBOR rate plus 2.75% and base rate loans will bear interest at the Base Rate plus 1.75% until June 30, 2016 (or, if earlier, the date we deliver replacement financial information for the Company’s 2015 audited financial statements, together with a replacement compliance); and

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add a condition precedent to the borrowing of loans that, after giving effect to the application of the proceeds of each borrowing, the Company’s consolidated cash balance (as defined in the First Amendment) will not exceed $30,000,000 plus certain other amounts.

The Company is not aware, and has not been made aware, that there has been any breach of representation, breach of covenant or event of default under the Credit Agreement. However, the Company believed it was prudent to obtain the waivers and consents contained in the First Amendment as a precautionary measure to allow for the orderly completion of the internal investigation described below.

As of March 31, 2016, the Company had approximately $190 million in outstanding borrowings and approximately $80 million in outstanding letters of credit under its revolving credit facility. As of that date, taking into account guarantees through letters of credit, the Company had undrawn capacity of approximately $410 million under its revolving credit facility.

The foregoing description of the First Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the First Amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

During the preparation of its quarterly report on Form 10-Q for the quarter ended March 31, 2016, senior management of the Company identified possible errors relating to the application of percentage-of-completion accounting principles to specific engineering, procurement and construction (“EPC”) projects in the Middle East by its Belleli subsidiary during 2015. Belleli is headquartered in Mantova, Italy, and the Company’s Eastern Hemisphere operations are based in Dubai.

Management promptly reported the matter to the Audit Committee of the Company’s Board of Directors, which immediately retained counsel, who in turn retained a forensic accounting firm, to initiate an internal investigation.

On April 21, 2016, the Company’s management and the Audit Committee of the Board of Directors determined, based on the preliminary results of the internal investigation, that the Company’s consolidated and combined financial statements for 2015 and related report of independent registered public accounting firm should no longer be relied upon as a result of material errors, and possible irregularities, relating to the accounting for certain Belleli EPC contracts. Accordingly, Exterran’s consolidated and combined financial statements for 2015 will be restated.

While management believes the errors identified to date, related to Belleli’s application of percentage-of-completion accounting principles to certain EPC projects in the Middle East, materially affect only the 2015 consolidated and combined financial statements, the Audit Committee’s internal investigation remains ongoing, and it is possible that additional errors affecting other periods, including interim periods, could be identified. As a result, management has not determined whether any other financial statements should be restated or the amounts of any required adjustments to its previously reported financial statements. Following the completion of the internal investigation, the Company will file amended periodic reports for any periods being restated.

The Company’s management and the Audit Committee have discussed the matters disclosed in this report with Deloitte & Touche LLP, the Company’s independent accountants.

Exterran has notified the Securities and Exchange Commission and the New York Stock Exchange of the events described in this report.

Item 7.01.	Regulation FD Disclosure.

On April 26, 2016, Exterran issued a press release relating to the matters described in Items 1.01 and 4.02 above. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, such information shall not be incorporated by reference in any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except to the extent specifically referred to in any such filings.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
10.1
First Amendment, Consent and Waiver, dated April 22, 2016, to Amended and Restated Credit Agreement by and among Exterran Energy Solutions, L.P., Exterran Corporation, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto

99.1	Press release of Exterran Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN CORPORATION

/s/ Jon C. Biro
Jon C. Biro
Senior Vice President and Chief Financial Officer
Date: April 26, 2016

Exhibit Index

Exhibit No.	Description
10.1
First Amendment, Consent and Waiver, dated April 22, 2016, to Amended and Restated Credit Agreement by and among Exterran Energy Solutions, L.P., Exterran Corporation, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto

99.1	Press release of Exterran Corporation

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